                                  EXHIBIT 11.01

                       ADVANCED TECHNOLOGY MATERIALS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


PRIMARY
-------
                                          Year Ended    Year Ended   Year Ended
                                           12/31/96      12/31/95     12/31/94
                                           --------      --------     --------
Net income                               $  3,321,243   $  554,046   $2,636,131
                                         ============   ==========   ==========

Average common shares                       8,739,520    7,514,083    7,000,805
outstanding
Incremental shares issuable pursuant
to employee stock
options (if dilutive)                         619,501      559,949      594,388
                                              -------      -------      -------
Total shares                                9,359,021    8,074,032    7,595,193
                                         ============   ==========   ==========
Net income per share                     $       0.35   $     0.07   $     0.35
                                         ============   ==========   ==========


FULLY DILUTED
-------------
                                           Year Ended   Year Ended   Year Ended
                                            12/31/96      12/31/95     12/31/94
Net income                                 $3,321,243   $  554,046   $2,636,131
                                           ==========   ==========   ==========

Average common shares outstanding           8,739,520    7,514,083    7,000,805

Incremental shares issuable
pursuant to employee stock options
 (if dilutive)                                737,425      563,977      594,388
                                              -------      -------      -------
Total shares                                9,476,945    8,078,060    7,595,193
                                            =========    =========    =========
Net income per share                       $     0.35   $     0.07   $     0.35
                                           ==========   ==========   ==========